EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings release narrative
  Balance sheets
  Statements of income
  Selected financial data
    Net income by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans helf for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES FIRST QUARTER EARNINGS

          Newport Beach, California - April 16, 2003 - Downey Financial Corp. (NYSE: DSL) reported that net income for the first quarter of 2003 totaled $30.2 million, down from $37.4 million in the year-ago first quarter. On a diluted per share basis, net income was $1.08 in the current quarter, down 18.2% from $1.32 a year ago. No shares of common stock were repurchased during the first quarter of 2003, and $38 million of the previously announced $50 million authorization remains for future share repurchases.

          The decline in net income between first quarters reflected lower net income from both business segments. Net income from real estate investment activities was $1.1 million lower due primarily to lower gains from sales, while net income from banking activities was $6.1 million lower reflecting:

  A $13.1 million increase in the loss from loan servicing activities due primarily to a larger addition to the valuation allowance for mortgage servicing rights; and
  A $6.9 million increase in general and administrative expense.

Those unfavorable items were partially offset by:

  A $3.6 million increase in gains from sales of loans and mortgage-backed securities;
  A $3.1 million favorable change in provision for loan losses, as $1.7 million was reversed in the current quarter due to a decline in loans and improved credit quality;
  A $2.5 million litigation award; and
  A $1.0 million increase in net interest income.

          Daniel D. Rosenthal, President and Chief Executive Officer commented, "The new year continues to present us with a challenging business environment. Continued low interest rates have caused refinance activity to remain high, as borrowers are attracted to low fixed-rate mortgages. This has made it difficult for us to originate a sufficient volume of adjustable rate mortgages to offset loan prepayments and has continued to reduce the value of our mortgage servicing rights. However, we have continued with our strategy of originating fixed-rate loans for sale in the secondary markets and gains from those sales continue to be an important revenue source for us."

Net Interest Income

          Net interest income totaled $81.0 million in the first quarter of 2003, up $1.0 million or 1.3% between first quarters. The increase reflected higher interest-earning assets, which averaged $11.3 billion in the current quarter, up 7.2% from a year ago. The effective interest rate spread averaged 2.87% in the first quarter, down from 3.03% a year ago and down from 2.93% in the fourth quarter of 2002, as the yield on interest-earning assets declined more than the decline in the cost of funds.

Provision for Loan Losses

          During the current quarter, $1.7 million of provision for loan losses was reversed, while in the year-ago first quarter provision for loan losses totaled $1.4 million. The current quarter reversal reflected a decline in the loan portfolio, as well as an improvement in credit quality. The allowance for loan losses was $33 million at March 31, 2003, compared to $35 million at year-end 2002. Net charge-offs totaled $0.2 million in the first quarter of 2003, compared to $0.3 million a year-ago.

Other Income

          Other income totaled $21.9 million in the first quarter, down from $31.3 million a year ago. Contributing to the $9.4 million decline between first quarters was a $13.1 million increase in the loss from loan servicing and a $2.1 million decline in income from real estate and joint ventures held for investment due primarily to lower gains from sales. The first quarter loss from loan servicing totaled $13.7 million and included a $11.4 million addition to the valuation allowance for mortgage servicing rights, up from $0.4 million a year ago. The current quarter addition to the valuation allowance reflected higher than originally projected loan prepayments during the first quarter in addition to a higher projected rate at which loans we service for others are expected to prepay in the future, thereby shortening their expected average life. At March 31, 2003, mortgage servicing rights, net of a $36 million valuation allowance, totaled $57 million or 0.67% of the $8.5 billion of associated loans serviced for others. Partially offsetting those items was an increase of $3.6 million in net gains from sales of loans and mortgage-backed securities and a $2.5 million litigation award related to an other real estate owned asset that suffered damage from earth movement. The first quarter net gain from sales of loans and mortgage-backed securities totaled $19.8 million and included a $0.1 million loss due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 1.23% of secondary market sales was realized which compares favorably to the year-ago gain of 0.82%.

Operating Expense

          Operating expense totaled $52.3 million in the current quarter, up $7.2 million or 15.9% from the first quarter of 2002, due primarily to higher general and administrative expense associated with an increased number of branch locations opened during the last three quarters of 2002 and the continued high level of lending activity.

Assets, Loan Originations and Deposits

          At March 31, 2003, assets totaled $11.4 billion, up 4.8% from a year ago, but down $540 million or 4.5% from year-end 2002. The decline since year end primarily reflects declines of $283 million in loans held for investment and $245 million in securities.

          Single family loan originations (including purchases) totaled $2.390 billion in the first quarter of 2003, up from the $2.259 billion originated in the first quarter of 2002. Loans originated for sale increased $341 million to $1.607 billion reflecting continued borrower interest in low fixed-rate loans, while loans originated for portfolio declined by $210 million to $783 million. Of the current quarter total originated for portfolio, $76 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.3 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 88% represented "A-" credits. In addition to single family loans, $51 million of other loans were originated in the quarter.

          Deposits totaled $9.0 billion at March 31, 2003, up 4.6% from the year-ago level, but down 2.6% from year-end 2002. No new branches were opened during the first quarter. At quarter end, the average deposit size of our 72 traditional branches was $103 million, while the average deposit size of our 93 in-store branches was $17 million ($20 million excluding the new in-store branches opened within the past 12 months).

Non-Performing Assets

          Non-performing assets declined $4 million during the quarter to $75 million, or 0.66% of total assets. The decline was primarily in the residential category, of which $3 million was associated with prime loans and $1 million with subprime loans.

Regulatory Capital Ratios

          At March 31, 2003, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.26% and a risk-based capital ratio of 13.87%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
(Dollars in Thousands, Except Per Share Data)	2003	2002	2002

Assets
Cash	$136,461	$123,524	$120,000
Federal funds	1,201	2,555	28,800

Cash and cash equivalents	137,662	126,079	148,800
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	214,449	457,797	248,322
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,202 at March 31, 2003 and December 31, 2002,
and $6,373 at March 31, 2002)	6,215	6,216	6,388
Mortgage loans purchased under resale agreements	-	-	10,000
Loans held for sale, at lower of cost or fair value	633,676	652,052	388,468
Mortgage-backed securities available for sale, at fair value	1,875	2,253	90,803
Loans receivable held for investment	10,040,006	10,322,637	9,608,842
Investments in real estate and joint ventures	34,307	33,890	26,384
Real estate acquired in settlement of loans	10,205	12,360	11,917
Premises and equipment	114,201	113,536	111,465
Federal Home Loan Bank stock, at cost	119,125	117,563	114,842
Mortgage servicing rights, net	56,506	57,729	68,581
Other assets	69,696	76,039	78,300

	$11,437,923	$11,978,151	$10,913,112

Liabilities and Stockholders’ Equity
Deposits	$8,997,558	$9,238,350	$8,598,890
Federal Home Loan Bank advances	1,300,850	1,624,084	1,320,386
Accounts payable and accrued liabilities	91,823	102,533	62,329
Deferred income taxes	76,042	70,080	43,821

Total liabilities	10,466,273	11,035,047	10,025,426

Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures
of the Company ("Capital Securities")	120,000	120,000	120,000
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares; issued 28,235,022 shares at March 31, 2003 and
December 31, 2002, and 28,213,048 shares at March 31, 2002	282	282	282
Additional paid-in capital	93,792	93,792	93,400
Accumulated other comprehensive loss	(579)	(1,422)	(1,288)
Retained earnings	770,325	742,622	675,292
Treasury stock, at cost, 306,300 shares at March 31, 2003 and
December 31, 2002	(12,170)	(12,170)	-

Total stockholders’ equity	851,650	823,104	767,686

	$11,437,923	$11,978,151	$10,913,112

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,

(Dollars in Thousands, Except Per Share Data)	2003	2002

Interest income
Loans receivable	$142,489	$160,277
U.S. Treasury securities and agency obligations	3,137	3,033
Mortgage-backed securities	16	1,274
Other investments	1,655	1,814

Total interest income	147,297	166,398

Interest expense
Deposits	47,850	68,359
Borrowings	15,417	15,053
Capital securities	3,041	3,041

Total interest expense	66,308	86,453

Net interest income	80,989	79,945
Provision for (reduction of) loan losses	(1,709)	1,447

Net interest income after provision for (reduction of) loan losses	82,698	78,498

Other income, net
Loan and deposit related fees	11,978	11,518
Real estate and joint ventures held for investment, net	943	2,997
Secondary marketing activities:
Loan servicing loss, net	(13,686)	(588)
Net gains on sales of loans and mortgage-backed securities	19,763	16,201
Net gains on sales of mortgage servicing rights	5	294
Net gains on sales of investment securities	8	190
Litigation award	2,452	-
Other	486	741

Total other income, net	21,949	31,353

Operating expense
Salaries and related costs	34,126	29,437
Premises and equipment costs	7,713	7,133
Advertising expense	793	1,044
SAIF insurance premiums and regulatory assessments	831	786
Professional fees	628	564
Other general and administrative expense	7,893	6,211

Total general and administrative expense	51,984	45,175
Net operation of real estate acquired in settlement of loans	297	(58)

Total operating expense	52,281	45,117

Income before income taxes	52,366	64,734
Income taxes	22,149	27,356

Net income	$30,217	$37,378

PER SHARE INFORMATION

Basic	$1.08	$1.32

Diluted	$1.08	$1.32

Cash dividends declared and paid	$0.09	$0.09

Weighted average diluted shares outstanding	27,966,367	28,271,172

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended
	March 31,

(Dollars in Thousands)	2003	2002

Net income by business segment
Banking	$29,505	$35,621
Real estate investment	712	1,757

Total net income	$30,217	$37,378

Selected financial ratios
Effective interest rate spread	2.87%	3.03%
Efficiency ratio (a)	52.23	41.79
Return on average assets	1.03	1.37
Return on average equity	14.41	19.99

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$706,260	$885,095
Residential one-to-four units — subprime	76,488	107,334
All other	51,155	45,752
Repayments	(1,127,612)	(942,811)

Loans originated for sale portfolio (b)	1,607,147	1,266,430

Loans and mortgage-backed securities sold	(1,624,166)	(1,381,449)

Decrease in loans (including mortgage-backed securities)	(301,385)	(44,300)

Decrease in assets	(540,228)	(191,918)

Decrease in deposits	(240,792)	(20,676)

Decrease in borrowings	(323,234)	(202,326)

Earnings Release and Table Listing

	March 31,	December 31,	March 31,
	2003	2002	2002

Capital ratios (Bank only)
Tangible	7.26%	6.92%	7.61%
Core	7.26	6.92	7.61
Risk-based	13.87	14.08	15.39

Book value per share	$30.49	$29.47	$27.21

Number of branches including in-store locations	165	165	144

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment, litigation award and securities gains or losses.
(b) Includes loans purchased.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended

	March 31, 2003			December 31, 2002			March 31, 2002

			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,759,397	$142,489	5.30%	$10,863,111	$153,050	5.64%	$9,973,808	$160,277	6.43%
Mortgage-backed securities	2,012	16	3.18	85,153	1,134	5.33	106,375	1,274	4.79
Investment securities	537,386	4,792	3.62	443,054	4,107	3.68	464,447	4,847	4.23

Total interest-earning assets	11,298,795	147,297	5.21	11,391,318	158,291	5.56	10,544,630	166,398	6.31
Non-interest-earning assets	403,664			404,722			398,488

Total assets	$11,702,459			$11,796,040			$10,943,118

Transaction accounts:
Non-interest-bearing checking	$384,088	$-	-%	$345,667	$-	-%	$285,156	$-	-%
Interest-bearing checking (a)	425,810	299	0.28	420,677	326	0.31	425,162	413	0.39
Money market	124,194	414	1.35	116,958	432	1.47	110,715	507	1.86
Regular passbook	3,764,522	14,829	1.60	3,543,480	16,611	1.86	2,442,994	15,394	2.56

Total transaction accounts	4,698,614	15,542	1.34	4,426,782	17,369	1.56	3,264,027	16,314	2.03
Certificates of deposit	4,276,882	32,308	3.06	4,742,758	38,818	3.25	5,259,181	52,045	4.01

Total deposits	8,975,496	47,850	2.16	9,169,540	56,187	2.43	8,523,208	68,359	3.25
Borrowings	1,599,094	15,417	3.91	1,521,114	15,710	4.10	1,425,878	15,053	4.28
Capital securities	120,000	3,041	10.14	120,000	3,041	10.14	120,000	3,041	10.14

Total deposits, borrowings and capital
securities	10,694,590	66,308	2.51	10,810,654	74,938	2.75	10,069,086	86,453	3.48
Other liabilities	169,230			178,422			126,079
Stockholders’ equity	838,639			806,964			747,953

Total liabilities and stockholders’ equity	$11,702,459			$11,796,040			$10,943,118

Net interest income/interest rate spread		$80,989	2.70%		$83,353	2.81%		$79,945	2.83%
Excess of interest-earning assets over
deposits, borrowings and capital securities	$604,205			$580,664			$475,544
Effective interest rate spread			2.87			2.93			3.03

(a) Included amounts swept into money market deposit accounts.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2003	2002	2002

Loan and deposit related fees
Loan related fees:
Prepayment fees	$3,413	$3,650	$4,686
Other fees	2,574	2,733	2,167
Deposit related fees:
Automated teller machine fees	2,086	2,066	1,543
Other fees	3,905	4,009	3,122

Total loan and deposit related fees	$11,978	$12,458	$11,518

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$14,954	$18,779	$14,997
All other components excluding SFAS 133(a)	4,948	668	(3,660)
SFAS 133	(139)	4,287	4,864

Total net gains on sales of loans and
mortgage-backed securities	$19,763	$23,734	$16,201

Secondary marketing gain excluding SFAS 133 as
percent of associated sales	1.23%	0.94%	0.82%

Loan servicing income (loss), net
Income from servicing operations	$2,491	$2,182	$2,688
Amortization of MSRs	(4,771)	(4,146)	(2,916)
Provision for impairment	(11,406)	(2,497)	(360)

Total loan servicing loss, net	$(13,686)	$(4,461)	$(588)

Mortgage servicing rights activity
Gross balance at beginning of period	$90,584	$83,705	$65,630
Additions	14,954	18,779	14,997
Amortization	(4,771)	(4,146)	(2,916)
Sales	-	(1,319)	(35)
Impairment write-down	(8,589)	(6,435)	(2,762)

Gross balance at end of period	92,178	90,584	74,914

Allowance balance at beginning of period	32,855	36,793	8,735
Provision for impairment	11,406	2,497	360
Impairment write-down	(8,589)	(6,435)	(2,762)

Allowance balance at end of period	35,672	32,855	6,333

Total mortgage servicing rights, net	$56,506	$57,729	$68,581

Estimated fair value (b)	$56,506	$57,736	$70,532
Weighted average expected life (in months)	39	43	87
Custodial account earnings rate	1.58%	1.61%	4.61%
Weighted average discount rate	7.39	8.35	9.13

Earnings Release and Table Listing

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2003	2002	2002

Mortgage loans serviced for others
Total	$8,535,480	$8,316,236	$6,408,812
With capitalized mortgage servicing rights: (b)
Amount	8,460,152	8,036,393	6,196,137
Weighted average interest rate	6.35%	6.51%	6.85%

Custodial escrow balances	$7,578	$15,243	$6,103

(a) Included a $0.3 million gain in the fourth quarter of 2002 associated with the treasury operation’s sale of $1.0 billion of mortgage-backed securities.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2003	2002	2002

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,442,914	$8,647,197	$7,869,433
Residential one-to-four units — subprime	1,300,418	1,386,113	1,436,760

Total residential one-to-four units	9,743,332	10,033,310	9,306,193
Residential five or more units	21,340	10,640	10,150
Commercial real estate	58,143	71,415	110,341
Construction	100,767	103,547	78,202
Land	39,962	53,538	36,303
Non-mortgage:
Commercial	14,922	15,021	21,182
Automobile	9,165	11,641	20,902
Other consumer	61,744	56,782	48,067

Total loans held for investment	10,049,375	10,355,894	9,631,340
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	23,734	1,742	14,809
Allowance for losses	(33,103)	(34,999)	(37,307)

Total loans held for investment, net	$10,040,006	$10,322,637	$9,608,842

Loans held for sale, net
Residential one-to-four units	$631,261	$649,964	$392,928
Capitalized basis adjustment (a)	2,415	2,088	(4,460)

Total loans held for sale	$633,676	$652,052	$388,468

Delinquent loans
30-59 days	$26,700	$28,998	$33,387
60-89 days	14,807	14,070	10,606
90+ days (b)	44,233	51,845	61,422

Total delinquent loans	$85,740	$94,913	$105,415

Delinquencies as a percentage of total loans	0.80%	0.86%	1.05%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$34,426	$34,504	$43,934
Residential one-to-four units — subprime	30,086	32,263	33,169
Other	683	681	4,589

Total non-accrual loans	65,195	67,448	81,692
Troubled debt restructure — below market rate (c)	-	-	203
Real estate acquired in settlement of loans	10,205	12,360	11,917
Repossessed automobiles	-	6	19

Total non-performing assets	$75,400	$79,814	$93,831

Non-performing assets as a percentage of total assets	0.66%	0.67%	0.86%

(a) Reflects the change in fair value of the rate lock derivative from date of commitment to date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c) Represents one residential one-to-four unit loan.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.